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Exhibit 10.12

SECURITIES PURCHASE AGREEMENT
dated as of
December 17, 2001
among
COMPUCREDIT CORPORATION,
J.P. MORGAN CORSAIR II CAPITAL PARTNERS, L.P.,
J.P. MORGAN CAPITAL, L.P,
PALADIN CAPITAL PARTNERS FUND, L.P.,
and
WINDING CREEK, L.P.

EXHIBITS, ANNEX AND SCHEDULE

Annex I	—	Securities to be Purchased
Exhibit A	—	Form of Articles of Amendment for Series A Preferred Stock
Exhibit B	—	Form of Articles of Amendment for Series B Preferred Stock
Exhibit C	—	Form of Shareholders Agreement
Exhibit D	—	Form of Opinion of Counsel for Series A Preferred Stock
Disclosure Schedule

SECURITIES PURCHASE AGREEMENT

    AGREEMENT dated as of December 17, 2001 among CompuCredit Corporation, a Georgia corporation (the "Issuer"), J.P. Morgan Corsair II Capital Partners, L.P., a Delaware limited partnership ("Corsair"), J.P. Morgan Capital, L.P., a Delaware limited partnership ("Morgan Capital"), Paladin Capital Partners Fund, L.P., a Delaware limited partnership ("Paladin") and Winding Creek, L.P., a Georgia limited partnership ("Winding Creek" and together with Corsair, Morgan Capital and Paladin, the "Purchasers").

    WHEREAS, the Issuer desires to sell the Securities (as defined below) to the Purchasers, and the Purchasers desire to purchase the Securities from the Issuer, upon the terms and subject to the conditions hereinafter set forth.

    NOW THEREFORE, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

    SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

    "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that none of the Purchasers shall be considered an Affiliate of the Issuer or its Subsidiaries.

    "Agreement" means this Agreement, as it may be amended from time to time.

    "Applicable Law" means any applicable constitution, treaty, statute, rule, regulation, ordinance, order, directive, code, interpretation, judgment, decree, injunction, writ, determination, award, permit, license, authorization, directive, requirement, ruling or decision of, agreement with, or by any Governmental Authority, including, without limitation, the Consumer Credit Regulations.

    "Articles of Amendment" means the Articles of Amendment relating to the Series A Preferred Stock, substantially in the form attached as Exhibit A hereto.

    "Balance Sheet" means the consolidated balance sheet of the Issuer and its Subsidiaries as of the Balance Sheet Date.

    "Balance Sheet Date" means September 30, 2001.

    "Benefit Arrangement" means any employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

    "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Columbus Bank and Trust" means Columbus Bank and Trust Company, a Georgia state-chartered bank.

    "Commission" means the U.S. Securities and Exchange Commission or any governmental body succeeding to the functions thereof.

    "Common Stock" means the common stock, no par value per share, of the Issuer.

    "Consumer Credit Regulations" means applicable federal and state statutes, rules and regulations relating to protection of consumers and debtors, including but not limited to the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act and Title V of the Gramm- Leach-Bliley Act and the rules and regulations promulgated thereunder.

    "Disclosure Schedule" means the Disclosure Schedule attached hereto, dated as of the date hereof and delivered by the Issuer to the Purchasers hereunder.

    "Environmental Laws" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any governmental authority or other third party, whether now or hereafter in effect, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

    "Environmental Liabilities" means all liabilities of the Issuer and each of its Subsidiaries, whether contingent or fixed, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "ERISA Group" means the Issuer and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Issuer, are treated as a single employer under Section 414 of the Code.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the Commission's rules and regulations thereunder.

    "Governmental Authority" means any governmental body, agency or official of any country or political subdivision of any country, including, but not limited to, federal, state, county and local governments, administrative agencies and courts.

    "Hazardous Substance" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, any substance regulated under Environmental Laws.

    "Key Stockholders" means David G. Hanna, Frank J. Hanna III, Richard W. Gilbert, Richard R. House, Bravo Trust One, Bravo Trust Two, Rainbow Trust One and Rainbow Trust Two.

    "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, any Person shall be deemed to own subject to Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

    "Material Adverse Effect" means any change or effect that is materially adverse to the business, assets, condition (financial or otherwise) or results of operations of the Issuer and its Subsidiaries, taken as a whole.

    "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

    "Person" means an individual or a corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

    "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

    "Preferred Stock" means the preferred stock, no par value per share, of the Issuer.

    "Regulated Activity" means any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Substance.

    "SEC Reports" means the forms, reports and documents filed with the Commission.

    "Securities" means the Series A Preferred Stock.

    "Securities Act" means the Securities Act of 1933, as amended, together with the Commission's rules and regulations thereunder.

    "Series A Preferred Stock" means the Issuer's Series A Preferred Stock, no par value per share.

    "Series B Preferred Stock" means the Issuer's Series B Preferred Stock, no par value per share.

    "Series B Transaction Documents" means the securities purchase agreement and other documents relating to issuance and sale of Series B Preferred Stock including, without limitation, the articles of amendment substantially in the form attached hereto as Exhibit B.

    "Shareholders Agreement" means the Shareholders Agreement among the Issuer, each of the Key Stockholders and each of the Purchasers, substantially in the form attached as Exhibit C hereto, as the same may be amended from time to time.

    "Subsidiary" means, with respect to any Person, any other Person of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

    "Tax" (and, with correlative meaning, "Taxes") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid by the Issuer or any of its Subsidiaries, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount due from, or in respect of the Issuer or any of its Subsidiaries, as the case may be, imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign) and (ii) any liability of the Issuer or any of its Subsidiaries for the payment of any amount as a result of being a party to any tax sharing agreement or with respect to the payment of any amount of the type described in (i) as a result of any existing express or implied agreement or arrangement (including, but not limited to, an indemnification agreement or arrangement).

    (b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
10-K	3.09
10-Qs	3.09
First Closing	2.02(a)
First Closing Date	2.02(a)
Agreed Disclosure	7.02
Closing	2.02(a)
Closing Date	2.02(a)
Corsair	Preamble
Corsair Director	9.07
Damages	9.04(a)
Indemnified Party	9.05
Indemnifying Party	9.05
Intellectual Property	3.16
Issuer	Preamble
Issuer Securities	3.05(b)
Material Contract	3.13
Purchasers	Preamble
Representatives	6.01
Returns	3.19
Second Closing	2.02(a)
Second Closing Date	2.02(a)
Signing 8-K	7.02
Signing Release	7.02
Subsidiary Securities	3.06(b)
Winding Creek	Preamble

ARTICLE 2

PURCHASE AND SALE OF SECURITIES

    SECTION 2.01. Commitment to Purchase.  Upon the basis of the representations and warranties herein contained of each of the Purchasers, but subject to the terms and conditions hereinafter stated, the Issuer agrees to sell to each of the Purchasers, and each of the Purchasers, upon the basis of the representations and warranties herein contained of the Issuer, but subject to the terms and conditions hereinafter stated, agree, severally but not jointly, to purchase from the Issuer at a Closing, the Securities in the amount and for the purchase price set forth opposite the name of each of the Purchasers on Annex I hereto.

    SECTION 2.02. The Closings.  (a) The closings (each, a "Closing") of the purchases and sales of the Securities hereunder will take place at the New York offices of Davis Polk & Wardwell, or at such other location as the Issuer and the Purchasers shall agree. The initial Closing (the "First Closing") shall be held on a date as soon as practicable after all conditions to the obligations of the Issuer, Corsair and Morgan Capital to consummate the First Closing have been fulfilled or waived. The second Closing (the "Second Closing") shall be held on a date as soon as practicable after all conditions to the obligations of the Issuer, Paladin and Winding Creek to consummate the Second Closing have been fulfilled or waived. The Issuer shall notify each of the Purchasers of the date and time of each Closing not less than two Business Days prior to such date (or within such other time period as the parties mutually agree), and each Closing shall occur on such date or such other date as the parties hereto agree. The date and time of the First Closing is referred to herein as the "First Closing Date" and the date and time of the Second Closing is referred to herein as the "Second Closing Date". References to "Closing Date" shall mean either the First Closing Date or the Second Closing Date, as the context may require. In the event that the Second Closing does not occur, neither Paladin nor Winding Creek shall be deemed to be a "Holder" under the Shareholders Agreement.

    (b) On each Closing Date, the appropriate Purchaser or Purchasers shall deliver to the Issuer, by wire transfer to an account designated by the Issuer not later than three Business Days prior to such Closing Date, an amount, in immediately available funds, equal to the aggregate purchase price of the Securities being purchased by such Purchaser or Purchasers from the Issuer.

    (c) On each Closing Date, the Issuer shall deliver to the appropriate Purchaser or Purchasers, against payment of the purchase price by such Purchaser or Purchasers to the Issuer, duly executed certificates evidencing the shares of Series A Preferred Stock being purchased by such Purchaser or Purchasers from the Issuer and such certificates will be in definitive form and registered in such names as such Purchaser or Purchasers shall request not later than two Business Days prior to such Closing Date.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE ISSUER

    The Issuer represents and warrants to each Purchaser as of the date hereof and as of the Closing Date applicable to such Purchaser that, except as disclosed in the Disclosure Schedule:

    SECTION 3.01. Corporate Existence and Power.  (a) The Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. The Issuer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Issuer has heretofore made available to the Purchasers or its counsel true and complete copies of the articles of incorporation and bylaws of the Issuer as currently in effect.

    (b) Columbus Bank and Trust is a bank duly organized, validly existing and in good standing under the laws of the State of Georgia and is a licensed principal member of VISA, U.S.A., Inc.

    SECTION 3.02. Corporate Authorization.  (a) The execution, delivery and performance by the Issuer of this Agreement, the Shareholders Agreement and the Series B Transaction Documents, and the consummation of the transactions contemplated hereby and thereby are within the Issuer's corporate powers and have been duly authorized by all necessary corporate action on the part of the Issuer.

    (b) The execution, delivery and performance by the Issuer of this Agreement, the Shareholders Agreement and the Series B Transaction Documents, and the consummation of the transactions contemplated hereby and thereby do not require the approval of the stockholders of the Issuer.

    (c) This Agreement constitutes and, when executed and delivered in accordance with its terms, the Shareholders Agreement will constitute, a legal, valid and binding agreement of the Issuer and the Key Stockholders party thereto, enforceable against the Issuer and each such Key Stockholder in accordance with its terms, except (i) as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally, (ii) for limitations imposed by general principles of equity, and (iii) that rights to indemnity may be limited by federal and state securities laws and public policy considerations.

    (d) The Securities issued to the Purchasers, when issued and delivered in accordance with the terms of this Agreement and the Articles of Amendment, will be validly issued and outstanding, fully paid and nonassessable, and free and clear of any Liens other than Liens arising as a result of the status of the Purchasers. The shares of Common Stock issuable upon conversion of the Securities will, when issued, be validly issued and outstanding, fully paid and nonassessable, and free and clear of any Liens other than Liens arising as a result of the status of the Purchasers.

    SECTION 3.03. Governmental Authorization.  The execution, delivery and performance by the Issuer of this Agreement, the Shareholders Agreement and the Series B Transaction Documents, and the consummation of the transactions contemplated hereby and thereby require no consent, approval, authorization or other action by or in respect of any Governmental Authority or other party except (i) the filing of the Articles of Amendment and the articles of amendment relating to the Series B Preferred Stock in accordance with the laws of the State of Georgia, (ii) the filing of the listing application referred to in Section 8.01(e), (iii) any filing required pursuant to the securities laws of the States of New York and Georgia and (iv) other filings, notifications and consents that are not material to the consummation of the transactions contemplated hereby and thereby.

    SECTION 3.04. Noncontravention.  The execution, delivery and performance by the Issuer of this Agreement, Shareholders Agreement and the Series B Transaction Documents, and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate the articles of incorporation or bylaws of the Issuer or any Subsidiary of the Issuer, (ii) assuming compliance with the matters referred to in Section 3.03, violate any Applicable Law, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any material right or obligation of the Issuer or any Subsidiary of the Issuer or to a loss of any material benefit to which the Issuer or any Subsidiary of the Issuer is entitled under any provision of any agreement or other instrument binding upon the Issuer or any Subsidiary of the Issuer or (iv) result in the creation or imposition of any Lien on any material asset of the Issuer or any Subsidiary of the Issuer, except for, in the case of clauses (ii), (iii) and (iv), such matters that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

    SECTION 3.05. Capitalization.  (a) The authorized capital stock of the Issuer consists of 150,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. The outstanding shares of Common Stock and Preferred Stock of the Issuer as well as all securities convertible into or exchangeable for shares of the Issuer's Common Stock are set forth on the Disclosure Schedule.

    (b) All of the outstanding shares of capital stock of the Issuer have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in Section 3.05(a), there are no outstanding (i) shares of capital stock or voting securities of the Issuer, (ii) securities of the Issuer or any Subsidiary of the Issuer convertible into or exchangeable for shares of capital stock or voting securities of the Issuer or (iii) options or other rights to acquire from the Issuer or any Subsidiary of the Issuer, or other obligation of the Issuer to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Issuer (the items in clauses 3.05(b)(i), 3.05(b)(ii) and 3.05(b)(iii) being referred to collectively as the "Issuer Securities"). There are no outstanding obligations of the Issuer or any Subsidiary of the Issuer to repurchase, redeem or otherwise acquire any Issuer Securities.

    SECTION 3.06. Subsidiaries.  (a) Each Subsidiary of the Issuer is a corporation or limited liability company duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has all powers (corporate or otherwise) and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Each Subsidiary of the Issuer is duly qualified to do business as a foreign corporation or limited liability company and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All Subsidiaries of the Issuer and their respective jurisdictions of incorporation or formation are identified on the Disclosure Schedule.

    (b) Except as set forth in the Disclosure Schedule, all of the outstanding capital stock or other voting securities or other equity interests of each Subsidiary of the Issuer is owned by the Issuer, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or other equity interests). There are no outstanding (i) securities of the Issuer or any Subsidiary of the Issuer convertible into or exchangeable for shares of capital stock or voting securities or other equity securities of any Subsidiary of the Issuer or (ii) options or other rights to acquire from the Issuer or any Subsidiary of the Issuer, or other obligation of the Issuer or any Subsidiary of the Issuer to issue, any capital stock, voting securities, other equity interests or securities convertible into or exchangeable for capital stock or voting securities or other equity interests of any Subsidiary of the Issuer (the items in clauses 3.06(b)(i) and 3.06(b)(ii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of the Issuer or any Subsidiary of the Issuer to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

    SECTION 3.07. Financial Statements.  The audited consolidated balance sheet as of December 31, 2000 and the related audited consolidated statement of income and cash flows for the year ended December 31, 2000 and the unaudited interim consolidated balance sheet as of September 30, 2001 and the related unaudited interim consolidated statements of income and cash flows for the nine months ended September 30, 2001 of the Issuer and its Subsidiaries have been delivered by the Issuer to the Purchasers. Such financial statements fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Issuer and its Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

    SECTION 3.08. Absence of Certain Changes.  Since the Balance Sheet Date, the business of the Issuer and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or an adverse effect on the ability of the Issuer to perform its obligations under this Agreement, the Shareholders Agreement and the Series B Transaction Documents.

    SECTION 3.09. No Material Undisclosed Liabilities.  There are no liabilities of the Issuer or any Subsidiary of the Issuer of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected, individually or in the aggregate, to result in such a liability, other than:

      (i) liabilities provided for in the Balance Sheet or disclosed in the notes thereto or in the Form 10-K of the Issuer for the year ended December 31, 2000 (the "10-K"), or in the Forms 10-Q of the Issuer for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 (the "10-Qs");

      (ii) liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practices;

      (iii) liabilities under this Agreement, the Shareholders Agreement and Series B Transaction Documents or incurred in connection with the transactions contemplated by this Agreement, the Shareholders Agreement and Series B Transaction Documents;

      (iv) obligations to perform other agreements entered into in the ordinary course of business; and

      (v) other undisclosed liabilities which, individually or in the aggregate, are not material to the Issuer and its Subsidiaries, taken as a whole.

    SECTION 3.10. Litigation.  There is no action, suit, investigation or proceeding (or any basis therefor) pending against, or to the knowledge of the Issuer, threatened against or affecting, the Issuer or any Subsidiary of the Issuer or any of their respective properties before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement, the Shareholders Agreement and the Series B Transaction Documents.

    SECTION 3.11. Compliance with Laws and Regulations. (a) Neither the Issuer nor any Subsidiary of the Issuer is in violation of, or has since January 1, 1998 violated, or to the best knowledge of the Issuer, is under investigation with respect to or been threatened to be charged with or given notice of any violation of, any Applicable Law, in each case other than any such violations that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (b) To the best knowledge of the Issuer, neither Columbus Bank and Trust nor any of its Affiliates is in violation of, or has since January 1, 1998 violated, or is under investigation with respect to or been threatened to be charged with or given notice of any violation of, any Consumer Credit Regulations, in each case other than any such violations that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    SECTION 3.12. SEC Reports.  Since the date that it became subject to the reporting requirements of the Exchange Act, the Issuer has filed all required SEC Reports when due (or within permitted extension periods) in accordance with the Exchange Act. As of their respective dates (or, in the case of any amended SEC Report, as of the date of the amendment), the SEC Reports complied in all material respects with all applicable requirements of the Exchange Act. As of their respective dates (or, in the case of any amended SEC Report, as of the date of the amendment), none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

    SECTION 3.13. Material Contracts.  Except to the extent fully performed or terminated pursuant to its terms, each of the agreements, contracts, leases and commitments listed as an exhibit to the 10-K, any of the 10-Qs or any Form 8-K filed with the Commission (each, a "Material Contract") is a legal, valid and binding agreement of the Issuer or a Subsidiary of the Issuer, as the case may be, and is in full force and effect, and none of the Issuer, such Subsidiary or, to the knowledge of the Issuer, any other party thereto is in default or breach, in each case except for any such default or breach that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and, to the best knowledge of the Issuer, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute any event of default thereunder.

    SECTION 3.14. Finders' Fees.  There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Issuer who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement or the Shareholders Agreement.

    SECTION 3.15. Offering of Securities.  Neither the Issuer nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Issuer under circumstances which would require, under the Securities Act, the integration of such offering with the offering and sale of the Securities) which might subject the offering, issuance or sale of the Securities to the registration requirements of Section 5 of the Securities Act.

    SECTION 3.16. Intellectual Property.  The Issuer and each of its Subsidiaries owns, or has the legal right to use, all material patents, patent applications, trademarks, trademark applications, tradenames, copyrights, technology, know-how and processes and other intellectual property rights necessary for each of them to conduct its business as currently conducted (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Issuer know of any facts or circumstances that could provide a reasonable basis for any such claim. To the best knowledge of the Issuer, the use of such Intellectual Property by the Issuer and its Subsidiaries does not infringe on the rights of any Person, except for such infringements which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

    SECTION 3.17. Environmental Compliance. (a) No notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to the Issuer's best knowledge, threatened by any governmental or other entity (i) with respect to any alleged material violation by the Issuer or any of its Subsidiaries of any Environmental Law, (ii) with respect to any alleged failure by the Issuer or any of its Subsidiaries to have any material permit, certificate, license, approval, registration or authorization required under any Environmental Law in connection with the conduct of their businesses or (iii) with respect to any Regulated Activity or any release, as defined in 42 U.S.C. 9601(22), of any Hazardous Substance which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

    (b) (i) Neither the Issuer nor any of its Subsidiaries has engaged in any Regulated Activity other than in compliance in all material respects with all applicable Environmental Laws and (ii) to the best knowledge of the Issuer, no release, as defined in 42 U.S.C. 9601(22), of any Hazardous Substance has occurred at or on any property now or previously owned or leased by the Issuer or any of its Subsidiaries which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

    (c) To the best knowledge of the Issuer, there are no Environmental Liabilities that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

    SECTION 3.18. Compliance with ERISA.  Each member of the ERISA Group has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan to the extent the ERISA Group maintains such plans. No member of the ERISA Group has (a) sought a waiver of the minimum funding standards under Section 412 of the Code in respect of any Plan, (b) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (c) incurred any liability under Title IV of ERISA other than a liability to the Pension Benefit Guaranty Corporation for premiums under Section 4007 of ERISA.

    SECTION 3.19. Taxes.  (a) The Issuer and each of its Subsidiaries has filed in accordance with Applicable Law, all material Tax returns, statements, reports and forms (collectively, "Returns") required to be filed with any Taxing Authority when due (taking into account any extension of a required filing date); (b) at the time filed, such Returns were true, correct and complete in all material respects; (c) the Issuer and each of its Subsidiaries has timely paid all Taxes shown as due and payable on the Returns that have been filed; (d) the charges, accruals and reserves for Taxes reflected on the

Balance Sheet (excluding any provision for deferred income taxes) are adequate under United States generally accepted accounting principles, consistently applied, to cover the Tax liabilities accruing through the date thereof; (e) there is no action, suit, proceeding, investigation, audit or claim pending or, to the knowledge of the Issuer, threatened against or with respect to it in respect of any Tax; (f) neither the Issuer nor any of its Subsidiaries has any obligation under any Tax sharing agreement, Tax allocation agreement or Tax indemnity agreement or any other agreement or arrangement in respect of any Tax with any Person other than the Issuer or its Subsidiaries; (g) neither the Issuer nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group; (h) proper and adequate amounts have been withheld by the Issuer and its Subsidiaries from their respective employees and other Persons for all periods in compliance in all material respects with the Tax, social security and unemployment, excise and other withholding provisions of all federal, state, local and foreign laws; (i) there is no Tax lien, whether imposed by any federal, state, local, or foreign taxing authority, outstanding against the assets, properties or business of the Issuer or any of its Subsidiaries, other than any liens that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (j) the Issuer is not now, has never been and does not contemplate becoming a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Treasury regulations thereunder.

    SECTION 3.20. Selling Documents.  None of the documents or information delivered to the Purchasers in connection with the transactions contemplated by this Agreement, the Shareholders Agreement and the Series B Transaction Documents, including, without limitation, the SEC Reports, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. The financial projections relating to the Issuer or any Subsidiary delivered to the Purchasers were made in good faith based upon reasonable assumptions, and the Issuer is not aware of any fact or set of circumstances that would lead it to believe that such projections are incorrect or misleading in any material respect.

    SECTION 3.21. Payment of Cash Dividends.  Except as set forth in the Disclosure Schedule, Issuer is not party to any contract or agreement which restricts the ability of the Issuer to pay cash dividends to the holders of the Securities in the circumstances contemplated by the Articles of Amendment.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

    Each Purchaser, severally and not jointly, hereby represents and warrants to the Issuer as of the date hereof and as of the Closing Date applicable to such Purchaser that:

    SECTION 4.01. Corporate Existence and Power.  Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all corporate, partnership or limited liability company powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Such Purchaser is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Purchaser to perform its obligations under this Agreement and the Shareholders Agreement.

    SECTION 4.02. Authorization.  The execution, delivery and performance by such Purchaser of this Agreement and the Shareholders Agreement and the consummation of the transactions contemplated hereby and thereby are within such Purchaser's corporate, partnership or limited liability company powers and have been duly authorized by all necessary partnership action on the part of such Purchaser. This Agreement constitutes and, when executed and delivered in accordance with its terms, the Shareholders Agreement will constitute, a legal, valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms, except (i) as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and (ii) for limitations imposed by general principles of equity.

    SECTION 4.03. Governmental Authorization.  The execution, delivery and performance by such Purchaser of this Agreement and the Shareholders Agreement and the consummation of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any governmental body, agency or official, other than filings, notifications and consents that are not material to the consummation of the transactions contemplated hereby and thereby.

    SECTION 4.04. Noncontravention.  The execution, delivery and performance by such Purchaser of this Agreement and the Shareholders Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate the organizational documents, if any, of such Purchaser, (ii) assuming compliance with the matters referred to in Section 4.03, violate any Applicable Law, except for any such violation which would not have a material adverse effect on the ability of such Purchaser to consummate the transactions contemplated hereby and thereby or (iii) require any consent or other action by any Person, or constitute a default, under any provision of any agreement or other instrument binding upon such Purchaser, except as to matters that are not material to the consummation of the transactions contemplated hereby and thereby.

    SECTION 4.05. Finders' Fees.  There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any Purchaser who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement or the Shareholders Agreement.

    SECTION 4.06. Private Placement.  (a) Such Purchaser understands that the offering and sale of the Securities is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and any applicable state securities or blue sky laws.

    (b) The Securities to be acquired by such Purchaser pursuant to this Agreement are being acquired for its own account and without a view to the resale or distribution of such Securities or any interest therein other than in a transaction exempt from registration under the Securities Act.

    (c) Such Purchaser is an "accredited investor" as such term is defined in Regulation D under the Securities Act.

    (d) Such Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and such Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Securities. Such Purchaser understands that Purchaser's investment in the Securities involves a high degree of risk.

    (e) Such Purchaser has been furnished with and carefully read a copy of the Form 10-K, each of the Form 10-Qs and this Agreement and has been given the opportunity to ask questions of, and receive answers from, the Issuer concerning the terms and conditions of the Securities and other related matters. The Issuer has made available to such Purchaser or its agents all documents and information relating to an investment in the Securities requested by or on behalf of such Purchaser.

    (f) Such Purchaser understands that the Securities have not been and, except as provided in the Shareholders Agreement, are not being registered under the Securities Act or any state securities laws, and may not be offered, sold, pledged or otherwise transferred except as permitted pursuant to the Shareholders Agreement.

    (g) Such Purchaser understands that the Securities shall bear a restrictive legend substantially in the form set forth in the Shareholders Agreement until such time that a Shelf Registration Statement

(as defined in the Shareholders Agreement) with respect to the Securities and the underlying Common Stock is declared effective by the Commission.

    (h) Such Purchaser does not have any agreements, arrangements or understandings with any other Person (other than with other Purchasers who are Affiliates of such Purchaser) with regard to acquiring, holding, voting or disposing of the securities of the Issuer other than as set forth in this Agreement and in the Shareholders Agreement.

ARTICLE 5

COVENANTS OF THE ISSUER

    The Issuer agrees that:

    SECTION 5.01. Access to Information.  From the date hereof until the First Closing Date, the Issuer will (i) furnish to the Purchasers and their authorized representatives such financial and operating data and other information relating to the Issuer and its Subsidiaries as such Persons may reasonably request and (ii) instruct its counsel, independent accountants and financial advisors to cooperate with the Purchasers and their authorized representatives in its investigation of the Issuer and its Subsidiaries. Any investigation pursuant to this Section shall be conducted in a manner that does not interfere unreasonably with the conduct of the business of the Issuer and its Subsidiaries.

    SECTION 5.02. Articles of Amendment.  Prior to the First Closing, the Issuer shall cause to be filed the Articles of Amendment and the articles of amendment relating to the Series B Preferred Stock as required pursuant to the laws of the State of Georgia.

    SECTION 5.03. Restrictions Pending the Closing.  After the date hereof and prior to the First Closing Date, except as expressly provided for in this Agreement or as consented to in writing by the Purchasers, the Issuer will not:

      (i) amend its articles of incorporation or bylaws;

      (ii) split, combine or reclassify any shares of its capital stock without appropriately adjusting the conversion price and/or ratio applicable to the Securities prior to their issuance at the First Closing;

      (iii) declare or pay any dividend or distribution (whether in cash, stock or property) in respect of its Common Stock or redeem any of its Common Stock;

      (iv) issue any shares of capital stock or any rights to acquire capital stock that ranks senior to or on a parity with the Securities;

      (v) take any action, or knowingly omit to take any action, that could reasonably be expected to result in (A) any of the representations and warranties of the Issuer set forth in Article 3 becoming untrue or (B) any of the conditions to the obligations of the Purchasers set forth in Section 8.01 or 8.02 not being satisfied; or

      (vi) enter into any agreement or commitment to do any of the foregoing.

    SECTION 5.04. Reservation of Shares.  For so long as any of the Securities are outstanding, the Issuer shall keep reserved for issuance a sufficient number of shares of Common Stock to satisfy its conversion obligations under the Articles of Amendment.

ARTICLE 6

COVENANTS OF THE PURCHASERS

    SECTION 6.01. Confidentiality.  Each Purchaser will hold, and will use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors, financing sources, financial institutions, and agents (the "Representatives") to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law or national stock exchange, all confidential documents and information concerning the Issuer or any of its Affiliates that are furnished to such Purchaser, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by such Purchaser or such Representatives, (ii) in the public domain through no fault of such Purchaser or its Representatives (with respect to information received in their capacity as such) or (iii) later acquired by such Purchaser or such Representatives from sources other than the Issuer or any of its Affiliates not known by such Purchaser or such Representatives, as applicable, to be bound by any confidentiality obligation; provided that such Purchaser may disclose such information to any of its Representatives (or its limited partners and co-investors, if applicable) in connection with the transactions contemplated by this Agreement and the Shareholders Agreement so long as such Purchaser acknowledges the confidential nature of such information and agrees to treat such information confidentially. The obligation of each Purchaser to hold and to cause its Representatives to hold any such information in confidence shall be satisfied if such Purchaser exercises the same care with respect to such information as such Purchaser would take to preserve the confidentiality of its own similar information. If any Purchaser or any of its Representatives is requested to disclose any confidential information by judicial or administrative process or by other requirements of law or a national stock exchange, such Purchaser will promptly notify the Issuer of such request so that the Issuer may seek an appropriate protective order. Each Purchaser agrees that it will not, and will use its reasonable best efforts to cause its Representatives not to, use any confidential documents or information for any purpose other than monitoring and evaluating its investment in the Issuer and in connection with the transactions contemplated by this Agreement and the Shareholders Agreement. If this Agreement is terminated, each Purchaser will, and will use its reasonable best efforts to cause its Representatives to, destroy or deliver to the Issuer, upon request, all documents and other materials, and all copies thereof, obtained by such Purchaser or on its behalf from the Issuer, or any of the Representatives, in connection with this Agreement that are subject to such confidence.

    SECTION 6.02. Tax Consistency.  The Issuer acknowledges that the Purchasers intend for the Series A Preferred Stock to be treated as "common stock" for Tax purposes, and the Issuer agrees not to take any voluntary action inconsistent with such intention.

    SECTION 6.03. Schedule 13D and 13G.  Each Purchaser agrees to provide the Issuer with a copy of any Schedule 13D or 13G that it intends to file with the Commission in connection with their purchase of Securities in advance of such filing.

ARTICLE 7

COVENANTS OF THE ISSUER AND THE PURCHASERS

    SECTION 7.01. Certain Filings.  The Issuer and each Purchaser will, and will cause their respective Affiliates to, cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement, the Shareholders Agreement and the Series B Transaction Documents or the conversion by such Purchaser of such Purchaser's Securities and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers. The Issuer and each Purchaser shall (A) give the other parties prompt notice of the commencement of any action, suit, litigation, arbitration, proceeding or investigation by or before any governmental body with respect to the transactions contemplated by this Agreement, the Shareholders Agreement and the Series B Transaction Documents and (B) keep the other parties informed as to the status of any such action, suit, litigation, arbitration, proceeding or investigation.

    SECTION 7.02. Public Announcements.  In connection with the execution of this Agreement, promptly following the Second Closing (or if the Second Closing does not occur, promptly following December 31, 2001), the Issuer shall issue a press release (a "Signing Release") and, if it deems it necessary to comply with the applicable provisions of the Exchange Act, shall file with the Commission a Report on Form 8-K with respect to the transactions contemplated hereby (the "Signing 8-K," if any, together with the Signing Release, the "Agreed Disclosure"). The Signing Release shall be in form and substance as agreed by the parties hereto prior to the date hereof. The Signing Release and the Signing 8-K, if any, shall be provided to each of the Purchasers prior to issuance or filing, as the case may be, and each of the Purchasers shall be given a reasonable opportunity to comment thereon. The Issuer shall accept all reasonable changes suggested by each of the Purchasers. If the Issuer does not accept any reasonable change suggested by each of the Purchasers, the provisions of this Section 7.02 shall immediately terminate and be of no further force or effect as to such Purchaser whose change is not accepted. If the Issuer accepts all such changes, the Agreed Disclosure shall serve as the basis for any public disclosure by the parties of the transactions contemplated hereby and neither the Issuer nor any Purchaser shall make any statement or representation regarding the transactions contemplated hereby, publicly or in a manner which could reasonably be expected to result in its public dissemination, which is materially inconsistent with or which would constitute a material omission from the Agreed Disclosure. Except as otherwise permitted pursuant to this Section 7.02, the Issuer shall not use or refer to the name of any Purchaser in any public statement or disclosure without the consent of such Purchaser.

ARTICLE 8

CONDITIONS PRECEDENT TO CLOSING

    SECTION 8.01. Conditions to Each Party's Obligations.  The obligation of each party hereto to consummate a Closing is subject to the satisfaction, at or prior to each Closing Date, of the following conditions:

    (a) All filings with, notifications to and consents from Governmental Authorities required for the consummation of such Closing shall have been made or obtained, as applicable;

    (b) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of such Closing;

    (c) The Articles of Amendment and the articles of amendment relating to the Series B Preferred Stock shall have been filed with the Secretary of State of the State of Georgia in accordance with the laws of the State of Georgia (and such other action shall have been taken which would make such documents a part of the Issuer's charter);

    (d) The Securities and the Series B Preferred Stock contemplated by this Agreement shall have been issued in compliance with Applicable Law and the rules of the Nasdaq National Market; and

    (e) The shares of Common Stock issuable upon conversion of the Securities and the Series B Preferred Stock shall have been approved for listing on the Nasdaq National Market.

    SECTION 8.02. Conditions to Each Purchaser's Obligations.  (a) The obligation of each of Corsair and Morgan Capital to consummate the First Closing is further subject to the satisfaction, at or prior to the First Closing Date, of the following additional conditions:

      (i) The representations and warranties of the Issuer contained herein that are qualified as to materiality or Material Adverse Effect shall be true and correct in all respects on and as of the First Closing Date and the representations and warranties of the Issuer contained herein that are not so qualified shall be true and correct in all material respects on and as of the First Closing Date, in each case as if made on and as of such date; the Issuer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the First Closing Date; and such Purchaser shall have received a certificate dated the First Closing Date signed by an authorized officer of the Issuer to the foregoing effect;

      (ii) The Shareholders Agreement shall have been executed and delivered by the parties thereto;

      (iii) The Corsair Director shall have been elected to the Board of Directors of the Company in compliance with paragraph 8 of the Articles of Amendment;

      (iv) Such Purchasers shall have received an opinion, dated the First Closing Date, of counsel to the Issuer, substantially in the form attached hereto as Exhibit D;

      (v) Such Purchasers shall have received an opinion, dated the First Closing Date, of counsel to the Issuer (such counsel being reasonably acceptable to the Purchasers) as to noncontravention of credit card securitization and related agreements to which the Issuer or any Subsidiary of the Issuer is a party;

      (vi) Such Purchasers shall have received satisfactory evidence of receipt by the Issuer of $10,000,000 or more from the sale of Series B Preferred Stock as contemplated in the Series B Transaction Documents;

      (vii) No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the First Closing shall have been instituted by any Governmental Authority before any court, arbitrator or governmental body, agency or official binding on any party hereto and be pending; and

      (viii) Such Purchasers shall have received all documents reasonably requested by it relating to the existence of the Issuer, the corporate authority for the Issuer's entering into, and the validity of, this Agreement, the Shareholders Agreement and the Securities, all in form and substance reasonably satisfactory to it.

    (b) The obligation of each of Paladin and Winding Creek to consummate the Second Closing is further subject to the satisfaction, at or prior to the Second Closing Date, of the following additional conditions:

      (i) The representations and warranties of the Issuer contained herein that are qualified as to materiality or Material Adverse Effect shall be true and correct in all respects on and as of the Second Closing Date and the representations and warranties of the Issuer contained herein that are not so qualified shall be true and correct in all material respects on and as of the Second Closing Date, in each case as if made on and as of such date; the Issuer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Second Closing Date; and such Purchaser shall have received a certificate dated the Second Closing Date signed by an authorized officer of the Issuer to the foregoing effect;

      (ii) The Shareholders Agreement shall have been executed and delivered by the parties thereto;

      (iii) Such Purchasers shall have received satisfactory evidence of receipt by the Issuer of $25,000,000 at the First Closing from the sale of Series A Preferred Stock and $10,000,000 or more from the sale of Series B Preferred Stock as contemplated in the Series B Transaction Documents;

      (iv) No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Second Closing shall have been instituted by any Governmental Authority before any court, arbitrator or governmental body, agency or official binding on any party hereto and be pending; and

      (v) Such Purchaser shall have received all documents reasonably requested by it relating to the existence of the Issuer, the corporate authority for the Issuer's entering into, and the validity of, this Agreement, the Shareholders Agreement and the Securities, all in form and substance reasonably satisfactory to it.

    SECTION 8.03. Conditions to Issuer's Obligations.  The obligations of the Issuer to issue and sell the Securities pursuant to this Agreement on each Closing Date to any Purchaser are subject to the satisfaction, at or prior to such Closing Date, of the following conditions:

    (a) The representations and warranties of each Purchaser contained herein that are qualified as to materiality or material adverse effect shall be true and correct in all respects on and as of the Closing Date and the representations and warranties of each Purchaser contained herein that are not so qualified shall be true and correct in all material respects on and as of the Closing Date, in each case as if made on and as of such date; each Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by such Purchaser at or prior to the Closing Date; and the Issuer shall have received a certificate dated the Closing Date signed by an authorized officer of such Purchaser to the foregoing effect; and

    (b) The Issuer shall have received all documents reasonably requested by it relating to the existence of the Purchasers, the authority for their entering into, and the validity of, this Agreement and the Shareholders Agreement, all in form and substance reasonably satisfactory to it.

ARTICLE 9

MISCELLANEOUS

    SECTION 9.01. Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature page hereof, or such other address or telecopier number as such party may hereinafter specify for the purpose to the party giving such notice. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified pursuant to this Section 9.01 and the appropriate confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section 9.01.

    SECTION 9.02. No Waivers; Amendments.  (a) No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

    (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by all the parties hereto.

    SECTION 9.03. Survival.  The representations and warranties contained in this Agreement shall survive the Closings until the third anniversary of the First Closing Date, except that (i) the representations and warranties contained in Sections 3.01, 3.02, 3.03, 4.01, 4.02, and 4.03 shall survive indefinitely and (ii) the representations and warranties contained in Sections 3.17, 3.18 and 3.19 shall survive until the expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof, if applicable). Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given in reasonable detail to the party against whom such indemnity may be sought prior to such time. The covenants and agreements of the parties contained in this Agreement shall survive the Closings in accordance with their terms or, if no term is specified, indefinitely.

    SECTION 9.04. Indemnification.  (a) Effective upon the Closing applicable to each Purchaser, the Issuer hereby indemnifies such Purchaser and its Affiliates against and agrees to hold such Purchaser and its Affiliates harmless from any and all damage, loss (including by reason of a diminution in value of the Securities), liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by such Purchaser or its Affiliates arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Issuer pursuant to this Agreement.

    (b) Effective upon the Closing applicable to each Purchaser, such Purchaser hereby indemnifies the Issuer and its Affiliates against and agrees to hold the Issuer and its Affiliates harmless from any and all Damages incurred or suffered by the Issuer or its Affiliates arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by such Purchaser pursuant to this Agreement.

    SECTION 9.05. Procedures.  The party seeking indemnification under Section 9.04 (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") and to all other Purchasers of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may at its election participate in and control the defense of any such suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 9.04 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

    SECTION 9.06. Documentary Taxes.  The Issuer shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement or the Shareholders Agreement or the issuance of the Securities.

    SECTION 9.07. Election of Corsair Director.  The signing of this Agreement by each of the parties hereto shall constitute the unanimous written consent of the holders of Series A Preferred Stock to elect Nicholas B. Paumarten as the Corsair Director (the "Corsair Director") to the Board of Directors of the Company. This provision shall have the same force and effect as if such Corsair Director had been duly elected at a special meeting of the holders of Series A Preferred Stock as if each holder of Series A Preferred Stock were present in person at such meeting and voted in favor thereof.

    SECTION 9.08. Termination. (a) This Agreement may be terminated at any time prior to the Closing applicable to each Purchaser:

      (i) by mutual written agreement of the Issuer and such Purchaser;

      (ii) by the Issuer or such Purchaser if the First Closing shall not have been consummated on or before December 21, 2001 or if the Second Closing shall not have been consummated on or before December 31, 2001;

      (iii) by the Issuer or such Purchaser if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable, final order, decree or judgment of any court or governmental body having competent jurisdiction; or

      (iv) by such Purchaser if any proposed purchaser of Series B Preferred Stock defaults in its obligation to purchase such Series B Preferred Stock pursuant to the Series B Transaction Documents.

The party desiring to terminate this Agreement pursuant to clauses 9.08(a)(ii), (iii) or (iv) shall give notice of such termination to the other parties hereto.

    (b) If this Agreement is terminated as permitted by Section 9.08(a), such termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties to this Agreement; provided that if such termination shall result from the willful (i) failure by any party to fulfill a condition to the performance of the obligations of the other parties, (ii) failure by any party to perform a covenant of this Agreement or (iii) breach by any party hereto of any representation, warranty, covenant or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other parties as a result of such failure or breach. The provisions of Sections 6.01, 9.01, 9.06, 9.08, 9.11, 9.12 and 9.15 shall survive any termination hereof pursuant to Section 9.08(a).

    SECTION 9.09. Several Obligations.  The obligations of the Purchasers hereunder are several. No Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other Purchaser hereunder.

    SECTION 9.10. Successors and Assigns.  The Issuer may not assign any of its rights and obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights and obligations hereunder without the consent of the Issuer, provided that such assignee shall be deemed to have made the representations and warranties contained in Article 4 hereof. This Agreement shall be binding upon the Issuer and the Purchasers and their respective successors and assigns.

    SECTION 9.11. Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

    SECTION 9.12. Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (but excluding actions arising under the Shareholders Agreement relating to Purchaser's rights as a shareholder of the Issuer) may only be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.01 shall be deemed effective service of process on such party.

    SECTION 9.13. Counterparts.  This Agreement may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

    SECTION 9.14. WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

    SECTION 9.15. Entire Agreement.  This Agreement, the Shareholders Agreement, the Articles of Amendment and the Series B Transaction Documents and any other documents executed concurrently herewith or referred to herein constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

    SECTION 9.16. Captions.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first above written.

COMPUCREDIT CORPORATION
By:	Name: Title:
Address for notices:
CompuCredit Corporation 245 Perimeter Center Parkway Suite 600 Atlanta, Georgia Fax: (770) 206-6187 Attn: General Counsel
With a copy to:
Troutman Sanders LLP 600 Peachtree Street, Suite 5200 Atlanta, Georgia 30308 Fax: (404) 962-6743 Attn: W. Brinkley Dickerson, Esq.

J.P. MORGAN CORSAIR II CAPITAL PARTNERS, L.P. By: CORSAIR II, L.P., as General Partner By: CORSAIR II, L.L.C., as General partner
By:	Name: Title:
Address for notices:
J.P. Morgan Corsair II Capital Partners, L.P. c/o J. P. Morgan & Co. Incorporated 277 Park Avenue 45th Floor New York, NY 10172-3401 Attn: President Fax: (646) 534-1882
With a copy to:
Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 Attn: Jeffrey D. Berman, Esq. Fax: 212-450-4800

J.P. MORGAN CAPITAL, L.P.
By: J.P. MORGAN CAPITAL MANAGEMENT COMPANY, L.P., its General Partner
By: J.P. MORGAN CAPITAL MANAGEMENT COMPANY, L.L.C., its General Partner
By: J.P. MORGAN INVESTMENT PARTNERS, L.P., its Sole Member
By: J.P. MORGAN CAPITAL CORPORATION, its General Partner
By:	Name: Title:
Address for notices:
J.P. Morgan Capital, L.P. c/o J. P. Morgan & Co. Incorporated 1211 Avenue of the Americas 39th floor New York, NY 10020 Attn: General Partner Fax: (212) 899-3661
With a copy to:
Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 Attn: Jeffrey D. Berman, Esq. Fax: 212-450-4800

PALADIN CAPITAL PARTNERS FUND, L.P. By: PALADIN GENERAL HOLDINGS, L.L.C., its General partner
By:	Name: Title:
Address for notices:
Paladin Capital Partners Fund, L.P. c/o Paladin Capital Management, LLC 2001 Pennsylvania Avenue N.W. Washington, D.C. 20006 Attn: Portfolio Administrator Fax: (202) 293-5526
With a copy to:
Orrick, Herrington & Sutcliffe LLP 3050 K Street, N.W. Washington, D.C. 20007 Attn: David S. Katz, Esq. Fax: (202) 339-8500
and
Gregory J.Corona, Principal Paladin Capital Management, LLC Two Ravinia Drive Suite 1650 Atlanta, Georgia 30046 Phone: (770) 901-5829 Fax: (770) 392- 6068

WINDING CREEK, L.P. By: WINDING CREEK MANAGEMENT, INC. Its General Partner
By:	Name: Title:
Address for notices:
Winding Creek, L.P. c/o Winding Creek Management, Inc. 1140 Winding Creek Trail Atlanta, GA 30328 Attn: Courtney J Hollis Fax: (404) 256-5184
With a copy to:
Orrick, Herrington & Sutcliffe LLP 3050 K Street, N.W. Washington, D.C. 20007 Attn: David S. Katz, Esq. Fax: (202) 339-8500

Annex I

Securities to be Purchased

Purchaser	Number of Shares of Series A Preferred Stock	Purchase Price
J.P. Morgan Corsair II Capital Partners, L.P.	19,250	$19,250,000
J.P. Morgan Capital, L.P.	5,750	$5,750,000
Paladin Capital Partners Fund, L.P.	4,808	$4,808,000
Winding Creek, L.P.	192	$192,000

QuickLinks

  Exhibit 10.12
TABLE OF CONTENTS
EXHIBITS, ANNEX AND SCHEDULE
SECURITIES PURCHASE AGREEMENT
  Annex I
Securities to be Purchased